 As Filed with the Securities and Exchange Commission
Registration No. 333-

==========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                             ----------------------



                   INTERNATIONAL BUSINESS MACHINES CORPORATION
            -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  New York                            13-0871985
         --------------------------                  --------------
          (State or other jurisdiction               I.R.S. Employer
        of incorporation or organization)          Identification No.)


                                New Orchard Road
                             Armonk, New York 10504
           ---------------------------------------------------------
                    (Address of Principal Executive Offices)

                       IBM 1999 Long-Term Performance Plan
           ---------------------------------------------------------
                            (Full Title of the Plan)


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                              Andrew Bonzani, Esq.
                     Assistant Secretary and Senior Counsel
                   International Business Machines Corporation
                              One New Orchard Road
                             Armonk, New York 10504
           ----------------------------------------------------------
                    (Name and Address of Agent For Service)

                                 (914) 499-1900
                                 --------------
          Telephone Number, Including Area Code, of Agent For Service)



                         CALCULATION OF REGISTRATION FEE

Title of
Each Class            Amount                      Proposed Maximum    Proposed Maximum
of Securities         to be                       Offering Price      Aggregate           Amount of
to be Registered      Registered                  Per Unit            Offering Price      Registration Fee

----------------------------------------------------------------------------------------------------------
IBM Common Stock
$0.20 par value       84,671,300 shares [1]       $117.00*            $9,906,542,100*     $2,615,327.11
----------------------------------------------------------------------------------------------------------

- Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of the highest and lowest prices of IBM Common Stock reported on the New York Stock Exchange Composite Tape on February 11, 2000.

[1] Amount registered reflects the 2-for-1 stock split dated May 10, 1999.

         Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus for the IBM 1999 Long-Term Performance Plan also relates to an aggregate of 34,000,000 split-adjusted shares of IBM Common Stock, which were originally registered with the Commission on Form S-3, Registration No. 33-54375. A filing fee of $175,512 was originally paid in connection with the registration of such shares. Additional details relating to the carryforward by the Company of these shares are set forth in the Company's Form 8-K dated August 5, 1999 on file with the Commission.

         Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of IBM Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all of such additional common stock.

            -------------------------------------------------------

                                     Part II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed a part hereof:

          (a) The Annual Report of International Business Machines Corporation ("IBM") on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").

          (b) All other reports filed by IBM pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

          (c) The description of IBM's common stock, contained in IBM's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

All documents filed by IBM pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel.

          The validity of the IBM common stock, par value $.20 per share, offered hereby has been passed upon by Andrew Bonzani, Assistant Secretary and Senior Counsel of

IBM. As of February 15, 2000, Mr. Bonzani beneficially owns shares of IBM common stock, par value $.20 per share, and options to purchase shares of IBM common stock, par value $.20 per share.

Item 6.  Indemnification of Directors and Officers.

The By-Laws of IBM (Article VI, Section 6) provide the following:

          "The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be `permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at the time."

The Certificate of Incorporation of IBM (Article Eleven) provides the following:

          "Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation or in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

In addition, IBM maintains directors' and officers' liability insurance policies.

Item 8.  Exhibits.

Exhibit
Number                     Description
------                     ------------
4 IBM 1999 Long-Term Performance Plan, incorporated by reference to Appendix B of the Company's 1999 Proxy Statement, dated March 23, 1999, on file with the Commission.

5 The opinion, dated February 15, 2000, of Andrew Bonzani, Esq., Assistant Secretary and Senior Counsel of IBM

23.1      Consent of Independent Accountants

23.2      Consent of Counsel (included in Exhibit 5)

24        Powers of Attorney

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of North Castle, State of New York, on the 15th day of February 2000.

                           INTERNATIONAL BUSINESS MACHINES CORPORATION

                                     By: /s/ Andrew Bonzani
                                     -------------------------------
                                     (Andrew Bonzani, Esq., Assistant
                                      Secretary and Senior Counsel)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 15th day of February, 2000.

Signature                            Title
---------                            -----

              *
----------------------     Chairman of the Board of
Louis V. Gerstner, Jr.     Directors and Chief Executive
                           Officer (Principal Executive
                           Officer)

              *
----------------------     Senior Vice President and
John R. Joyce              Chief Financial Officer
                           (Principal Financial Officer)

              *
----------------------     Vice President and Controller
Mark Loughridge

              *
----------------------     Director
Cathleen Black

              *
----------------------     Director
Kenneth I. Chenault

              *
----------------------     Director
Juergen Dormann

              *
 ---------------------     Director
Nannerl O. Keohane

              *
----------------------     Director
Charles F. Knight

              *
----------------------     Director
Minoru Makihara

              *
----------------------     Director
Lucio A. Noto

              *
----------------------     Director
John B. Slaughter

              *
----------------------     Director
Alex Trotman

              *
----------------------     Director
Lodewijk C. van Wachem

              *
----------------------     Director
Charles M. Vest

     *The undersigned, by signing his name hereto, does hereby execute this Registration Statement pursuant to powers of attorney filed as exhibits to this Registration Statement.

                        by: /s/ Andrew Bonzani
                           ---------------------------
                            Andrew Bonzani, Esq.
                            Attorney-in-Fact

                             EXHIBIT INDEX

EXHIBIT NO.

4 IBM 1999 Long-Term Performance Plan (incorporated by reference to Appendix B of the Company's 1999 Proxy Statement dated March 23, 1999, on file with the Commission)

5            Opinion of Andrew Bonzani, Esq., Assistant
             Secretary and Senior Counsel

23.1         Consent of Independent Accountants

23.2         Consent of Counsel (included in Exhibit 5)

24           Powers of Attorney